Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

                                                       900 North Federal Highway
                                                                       Suite 160
                                                  Boca Raton, Florida 33432-2754
                                                             Tel: (561) 395-0330
                                                             Fax: (561) 395-2081
                                             E-Mail: firm@grassanoaccounting.com

Grassano Accounting, P.A.
Certified Public Accountants & Business Consultants

www.grassanoaccounting.com

                                                        N. Richard Grassano, CPA

January 25, 2002

Securities and Exchange Commission                                  File No. 250
450 Fifth Street NW
Washington, DC 20549

Re. Symphony Telecom Corp.
    41 George Street South
    Brampton, Ontario LGY2E1
    Canada
    Form 10-KSB/A, June 30, 2001

Gentlemen:

We consent to the incorporation of our Independent Auditor's Report dated
December 17, 2001, covering the financial statements for the year ended June 30,
2001 contained in Form 10-KSB for Symphony Telecom Corp.

Yours truly,

/s/ N. Richard Grassano
-----------------------
Grassano Accounting, P.A.